Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS GLOBAL REVENUES OF $715 MILLION

FOR THE FIRST QUARTER OF 2019

Plano, TX, May 7, 2019 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest motion picture exhibitors in the world, today reported results for the three months ended March 31, 2019.

Cinemark Holdings, Inc.’s total revenues for the three months ended March 31, 2019 were $714.7 million compared to $780.0 million for three months ended March 31, 2018. For the three months ended March 31, 2019, admissions revenues were $395.5 million and concession revenues were $251.3 million. For the three months ended March 31, 2019, attendance was 62.3 million patrons, average ticket price was $6.35 and concession revenues per patron increased 5.5% to $4.03.

Net income attributable to Cinemark Holdings, Inc. for the three months ended March 31, 2019 was $32.7 million compared to $62.0 million for the three months ended March 31, 2018. Diluted earnings per share for the three months ended March 31, 2019 was $0.28 compared to $0.53 for three months ended March 31, 2018.

Adjusted EBITDA for the three months ended March 31, 2019 was $152.3 million compared to $193.4 million for three months ended March 31, 2018. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at investors.cinemark.com.

“We are pleased to report that our domestic operations again surpassed the North American industry’s year-over-year box office results by a sizeable 450 basis points, extending our outperformance trend to 36 out of the past 41 quarters,” stated Mark Zoradi, Cinemark Chief Executive Officer. “While, as anticipated, industry box office declined in the first quarter based on film release timing, we are extremely optimistic about the potential for another record year considering the strength of content to come. And with the sustained execution of our guest-centric initiatives, Cinemark remains well positioned to capitalize on that content for the remainder of 2019 and beyond.”

As of March 31, 2019, the Company’s aggregate screen count was 6,051 and the Company had commitments to open eleven new theatres and 104 screens during the remainder of 2019 and thirteen new theatres and 126 screens subsequent to 2019.

Conference Call/Webcast – Today at 8:30 AM ET

Telephone: via 800-374-1346 or 706-679-3149 (for international callers).

Live Webcast/Replay: Available live at investors.cinemark.com . A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark is a leading domestic and international motion picture exhibitor, operating 547 theatres with 6,051 screens in 41 U.S. states, Brazil, Argentina and 13 other Latin American countries as of March 31, 2019. For more information go to investors.cinemark.com .

Financial Contact :

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

James Meredith – 972-665-1060 or communications@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” include our current expectations, assumptions, estimates and projections about our business and our industry. They include statements relating to future revenues, expenses and profitability, the future development and expected growth of our business, projected capital expenditures, attendance at movies generally or in any of the markets in which we operate, the number or diversity of popular movies released and our ability to successfully license and exhibit popular films, national and international growth in our industry, competition from other exhibitors and alternative forms of entertainment and determinations in lawsuits in which we are defendants. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company’s Annual Report on Form 10-K filed February 28, 2019. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
Statement of income data:
Revenues
Admissions	$395,540	$452,624
Concession	251,324	261,772
Other	67,859	65,575

Total revenues	714,723	779,971
Cost of operations
Film rentals and advertising	210,077	240,915
Concession supplies	43,071	40,824
Salaries and wages	96,136	93,158
Facility lease expense	85,613	82,091
Utilities and other	110,637	109,432
General and administrative expenses	37,976	42,384
Depreciation and amortization	64,462	64,395
Impairment of long-lived assets	5,584	591
Loss on disposal of assets and other	3,799	3,939

Total cost of operations	657,355	677,729

Operating income	57,368	102,242
Interest expense	(25,141)	(27,115)
Loss on debt amendments and refinancing	—	(1,484)
Interest income	2,691	2,238
Foreign currency exchange gain	22	1,378
Distributions from NCM	4,548	6,358
Interest expense—NCM	(4,782)	(4,979)
Equity in income of affiliates	10,404	8,636

Income before income taxes	45,110	87,274
Income taxes	11,917	25,097

Net income	$33,193	$62,177
Less: Net income attributable to noncontrolling interests	465	156

Net income attributable to Cinemark Holdings, Inc.	$32,728	$62,021

Earnings per share attributable to Cinemark Holdings, Inc.’s common stockholders
Basic	$0.28	$0.53

Diluted	$0.28	$0.53

Weighted average shares outstanding—Diluted	116,418	116,143

Other Operating Data

(unaudited, in thousands)

	As of March 31, 2019	As of December 31, 2018
Balance sheet data:
Cash and cash equivalents	$425,194	$426,222
Theatre properties and equipment, net	$1,724,453	$1,833,133
Total assets	$5,790,748	$4,481,838
Long-term debt, including current portion, net of unamortized debt issue costs	$1,780,288	$1,780,611
Equity	$1,463,786	$1,456,117

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Operating Segment			International Operating Segment					Consolidated
	Three Months Ended March 31,			Three Months Ended March 31,			Constant Currency (1)		Three Months Ended March 31,
Revenues	2019	2018	% Change	2019	2018	% Change	2019	% Change	2019	2018	% Change
Admissions revenues	$308.8	$349.3	(11.6)%	$86.7	$103.3	(16.1)%	$106.4	3.0%	$395.5	$452.6	(12.6)%
Concession revenues	$199.4	$203.8	(2.2)%	$51.9	$58.0	(10.5)%	$62.7	8.1%	$251.3	$261.8	(4.0)%
Other revenues	$46.6	$43.3	7.6%	$21.3	$22.3	(4.5)%	$27.3	22.4%	$67.9	$65.6	3.5%
Total revenues	$554.8	$596.4	(7.0)%	$159.9	$183.6	(12.9)%	$196.4	7.0%	$714.7	$780.0	(8.4)%
Attendance	38.7	44.6	(13.2)%	23.6	23.9	(1.3)%			62.3	68.5	(9.1)%
Average ticket price	$7.98	$7.83	1.9%	$3.67	$4.32	(15.0)%	$4.51	4.4%	$6.35	$6.61	(3.9)%
Concession revenues per patron	$5.15	$4.57	12.7%	$2.20	$2.43	(9.5)%	$2.66	9.5%	$4.03	$3.82	5.5%

	U.S. Operating Segment Three Months Ended March 31,		International Operating Segment Three Months Ended March 31,			Consolidated Three Months Ended March 31,
Cost of Operations	2019	2018	2019	2018	Constant Currency (1) 2019	2019	2018
Film rentals and advertising	$169.2	$192.9	$40.9	$48.1	$50.2	$210.1	$241.0
Concession supplies	$32.0	$28.5	$11.1	$12.3	$13.4	$43.1	$40.8
Salaries and wages	$76.8	$71.7	$19.3	$21.4	$24.1	$96.1	$93.1
Facility lease expense	$64.9	$61.0	$20.7	$21.1	$24.5	$85.6	$82.1
Utilities and other	$79.8	$79.0	$30.8	$30.4	$37.8	$110.6	$109.4

(1)

Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2018. We translate the results of our international operating segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international operating segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Adjusted EBITDA (1)
U.S.	$125,759	$155,844
International	26,495	37,586

Total Adjusted EBITDA (1)	$152,254	$193,430

Capital expenditures
U.S.	$52,339	$69,971
International	5,230	10,192

Total capital expenditures	$57,569	$80,163

(1)

Adjusted EBITDA represents net income before income taxes, interest expense, interest income, foreign currency exchange gain, interest expense—NCM, equity in income of affiliates, loss on debt amendments and refinancing, other cash distributions from equity investees, depreciation and amortization, impairment of long-lived assets, loss on disposal of assets and other, changes in deferred lease expense, amortization of long-term prepaid rents, non-cash rent and share based awards compensation expense, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes.

Reconciliation of Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended March 31,
	2019	2018
Net income	$33,193	$62,177
Add (deduct):
Income taxes	11,917	25,097
Interest expense (2)	25,141	27,115
Other income	(8,335)	(7,273)
Loss on debt amendments and refinancing	—	1,484
Other cash distributions from equity investees (3)	14,342	12,323
Depreciation and amortization (2)	64,462	64,395
Impairment of long-lived assets	5,584	591
Loss on disposal of assets and other	3,799	3,939
Non-cash rent (7)	(819)	—
Deferred lease expenses—theatres (2)(4)	—	(251)
Deferred lease expenses—projectors (2)(5)	—	(232)
Amortization of long-term prepaid rents (2)(4)	—	639
Share based awards compensation expense (6)	2,970	3,426

Adjusted EBITDA	$152,254	$193,430

(2)	Amounts for the three months ended March 31, 2019 were impacted by the adoption of ASC Topic 842 and the resulting change in the classification of certain of the Company’s leases.
(3)	Represents cash distributions received from equity investees that were recorded as a reduction of the respective investment balances.
(4)	Non-cash expense included in facility lease expense.
(5)	Non-cash expense included in utilities and other.
(6)	Non-cash expense included in general and administrative expenses.
(7)

The adoption of ASC Topic 842 impacted how the Company amortizes lease related assets and liabilities such as deferred lease expenses, favorable and unfavorable lease intangible assets, long-term prepaid rents and deferred lease incentives. Beginning January 1, 2019, these items are amortized to facility lease expense for theatre operating leases and utilities and other for equipment operating leases.

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